UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2013

TRANS-LUX CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware                                       1-2257                        13-1394750

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(State or other jurisdiction        (Commission                (I.R.S. Employer

of incorporation)                          File Number)             Identification No.)

950 Third Avenue, Suite 2804, New York, New York 10022

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(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 853-4321

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the annual meeting of stockholders of Trans-Lux Corporation (the “Company”) held on October 2, 2013, the Company sought stockholder approval of, among other things, the approval of certain amendments to the Company’s amended and restated certificate of incorporation granting the Company’s board of directors the discretion to (a) effect a reverse stock split by a ratio of up to 1-for-1,000, with the exact ratio to be determined by our Board of Directors in its sole discretion, followed by a forward stock split by a ratio of up to 50-for-1, with the exact ratio to be determined by our Board of Directors in its sole discretion, and (b) reduce the Company’s authorized common stock, par value $0.001 (the “Common Stock”).

On October 7, 2013, the Company disclosed that the above-referenced actions were approved by the requisite vote of the Company’s stockholders.  On October 18, 2013, the Company disclosed that the Company’s board of directors approved the filing of amendments to the Company’s amended and restated certificate of incorporation to effect a 1-for-1,000 reverse stock split of the Common Stock immediately followed by a 40-for-1 forward stock split of the Common Stock (the “Amendments”).

On October 25, 2013, the Company filed the Amendments with the office of the Delaware Secretary of State, which each have an effective date of October 29, 2013.  As a result, as of 4:00 PM (EST) on October 29, 2013 (the “Effective Date”), every 1,000 outstanding shares of Common Stock will be exchangeable into 1 share of Common Stock. Any stockholder who owns a fractional share of Common Stock after the reverse stock split will be cashed out.  Immediately following the reverse stock split, the Company will effect a 40:1 forward stock split.  As of the conclusion of the forward stock split, every 1 outstanding share of Common Stock became exchangeable into 40 shares of Common Stock.  As a result of the foregoing, stockholders with less than 1,000 (i.e., between 1 and 999) shares of Common Stock in any one account immediately prior to the Effective Date have had these shares cancelled and converted to the right to receive cash as follows: the Company’s transfer agent, Continental Stock Transfer & Trust Company, will provide to stockholders a cash payment in an amount equal to their respective fractional shares based upon the closing market price of such shares at the end of business on Friday, October 25, 2013, which was $0.29 per share.  Lastly, as a result of the filing of the Amendments, the Company’s authorized Common Stock will also be reduced to 10,000,000 shares as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

by:   /s/ Todd Dupee

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Todd Dupee

Vice President

and Chief Financial Officer

Dated:  October 30, 2013